W. Todd Coffin • Managing Director

November 1, 2007

Ronald A. Durando
President & Chief Executive Officer
AlwaysReady, Inc.
587 Connecticut Avenue
Norwalk, CT 06854-1711

Dear Ron:

This letter confirms Source Capital's release of any obligations for Always Ready and its affiliates to the engagement dated May 18th 2007. This includes any of the warrants for retainer and any exclusivity under our banking arrangement.

Thank you for your attention to this matter.

Sincerely,

/s/ W. Todd Coffin
W. Todd Coffin
Senior Managing Director